Exhibit 21.1
FORTINET, INC. SUBSIDIARIES

Entity	Jurisdiction of Incorporation

Fortinet Australia Pty Ltd	Australia
Fortinet Austria GmbH	Austria
Fortinet Belgium BV	Belgium
Fortinet Network Security Brasil LTDA.	Brazil
Fortinet Technologies (Canada) ULC	Canada
Holdings 1504 Enterprises Inc.	Canada
Holdings 1502 Enterprises Ltd.	Canada
Holdings 1506 Enterprises Ltd.	Canada
Holdings 1507 Enterprises Ltd.	Canada
Fortinet International, Inc.	Cayman Islands
Fortinet Information Technology (Beijing) Co., Ltd.	China
Fortinet Colombia S.A.S.	Colombia
Fortinet Denmark ApS	Denmark
Fortinet Finland Oy	Finland
Fortinet S.A.R.L.	France
Fortinet GmbH	Germany
Fortinet Technologies India Private Limited	India
PT Fortinet Indonesia Security	Indonesia
Fortinet Security Israel Ltd.	Israel
Fortinet Security Italy S.R.L.	Italy
Fortinet Japan G.K.	Japan
Fortinet Security Korea Ltd.	Korea
Fortinet Malaysia SDN. BHD.	Malaysia
Fortinet Networks Mauritius Ltd	Mauritius
Fortinet Mexico, S. de R.L. de C.V.	Mexico
Fortinet B.V.	Netherlands
Fortinet Security NZ Limited	New Zealand
Fortinet Security Philippines, Inc.	Philippines
Fortinet Poland sp. z o.o.	Poland
Fortinet Portugal, Unipessoal Lda	Portugal
Fortinet Security LLC	Qatar
Fortinet Networks Romania S.R.L.	Romania
Fortinet Singapore Private Limited	Singapore
Fortinet Security Spain SL	Spain
Fortinet Switzerland GmbH	Switzerland
Fortinet Security Network (Thailand) Ltd.	Thailand
Fortinet Turkey Güvenlik Sistemleri Limited Şirketi	Turkey
Fortinet Branch Holding Company	U.S.A.
Fortinet Federal, Inc.	U.S.A.
Fortinet Holding LLC	U.S.A.
Fortinet UK Limited	United Kingdom
Fortinet Consumer, Inc.	Cayman Islands
Fortinet Ireland Limited	Ireland
Linksys Cayman, LLC	Cayman Islands
Linksys USA LLC	U.S.A.
Linksys UK Limited	United Kingdom
Linksys HK Limited	Hong Kong
Linksys PTE LTD	Singapore
AJ Holdings 1 K.K.	Japan
AJ Holdings 2 K.K.	Japan
Alaxala Networks Corporation	Japan

Lacework Australia Pty Limited	Australia
Lacework Technology Canada Inc.	Canada
Lacework Iceland ehf.	Iceland
Lacework Security India Private Limited	India
Lacework Netherlands B.V.	Netherlands
Lacework Singapore PTE. Limited	Singapore
Lacework Sweden AB	Sweden
Lacework Switzerland GmbH	Switzerland
Lacework Branch Holding Company	U.S.A.
Lacework EMEA Ltd	United Kingdom
Next DLP Holdings Limited	United Kingdom
Next DLP Limited	United Kingdom
Fortinet Regional Headquarter Company	Saudi Arabia